Exhibit 99.1


     NEOPHARM, Inc. Announces First Quarter 2007 Financial Results


    WAUKEGAN, Ill.--(BUSINESS WIRE)--May 10, 2007--NEOPHARM, Inc.
(NASDAQ: NEOL), today announced its first quarter 2007 financial results.

    For the first quarter ended March 31, 2007, NEOPHARM reported a net loss of $5.5 million, or $0.19 per diluted share, as compared to $7.7 million, or $0.28 per share, for the same period last year, which represents a $2.2 million, or 29%, reduction. This reduction was driven primarily by a $1.0 million decrease in project costs related to CINTREDEKIN BESUDOTOX and decreased personnel costs in the first quarter of 2007 compared to 2006 as a result of the restructuring initiatives completed during 2006.

    The Company continues to focus on its various strategic alternatives that will allow it to best realize the value of its drug candidate portfolio (see Drug Candidate Update table and narrative discussion below), while minimizing its use of cash to fund operations. As of March 31, 2007, the Company had cash and short-term investments on hand of $28.9 million. In consideration of the restructuring initiatives announced in April 2007, the reprioritization of the Company's various liposome based drug product candidates and the delay in commercialization efforts related to CINTREDEKIN BESUDOTOX, NEOPHARM currently estimates that cash and short-term investments currently on hand are sufficient to fund expected operating activities into 2009. However, the date as to which sufficient funds continue to be available for operations, without additional financing, may vary depending upon the timing and implementation of various strategies under consideration by the Company.

    Laurence Birch, President and Chief Executive Officer of NEOPHARM commented, "Over the last several weeks, we have continued our aggressive evaluation of the Company's operations and product portfolio in an effort to identify the appropriate path for NEOPHARM going forward. Thus far, we have made significant progress in reducing our cash consumption rate, and have aligned our management team in such a way that we are able to effectively operate through this current transition. While we have not reached any final conclusions, in the near-term this review remains our foremost priority."

    Drug Candidate Update



Drug product         Clinical       2007 Clinical    Commercialization
 candidate          indication(s) development status      rights
------------------ -------------- ------------------ -----------------

CINTREDEKIN        Glioblastoma   Completed Phase 3  World wide
 BESUDOTOX          multiforme
(IL13-PE38QQR)      (brain
                    cancer)

LE-SN38            Colorectal     Phase 2            World wide
(Liposomal SN-38)   cancer and
                    other solid
                    tumors

LEP-ETU            Breast cancer, Planning possible  World wide
(Liposomal          lung cancer,   Phase 3
 Paclitaxel)        ovarian
                    cancer and
                    other solid
                    tumors

LE-DT              Breast cancer, Pre-IND            World wide
(Liposomal          lung cancer,
 Docetaxel)         prostate
                    cancer and
                    other solid
                    tumors



    CINTREDEKIN BESUDOTOX

    On March 28, 2007, representatives of the FDA's Office of Oncology indicated that an additional Phase 3 clinical trial for CINTREDEKIN BESUDOTOX in the treatment of GBM would be required before the FDA could accept the Company's Biologics License Application (BLA). As a result, the Company continues to evaluate its options regarding CINTREDEKIN BESUDOTOX.

    Development and commercialization rights for Japan have been sublicensed to Nippon Kayaku Co., Ltd.

    NeoLipid(R) Platform

    LE-SN38

    NEOPHARM announced on March 30, 2007 that the interim analysis of data following the completion of treatment of the first 21 patients demonstrated disease stabilization, but did not achieve the primary tumor response endpoint. The Company is reassessing the project's next steps including additional data analyses and the possibility of other studies related to lung and breast cancer.

    LEP-ETU

    The Company continues to remain in discussions with the FDA on its clinical and regulatory plans for LEP-ETU, given the recent receipt of communication from the FDA on its Phase 3 Special Protocol Assessment.

    LE-DT

    NEOPHARM anticipates filing an Investigational New Drug
Application, or IND, with the U.S. FDA for LE-DT in late 2007.


    Conference Call

    The Company will not hold a conference call to discuss its first quarter results as the new management team continues its assessment of NEOPHARM's current projects and operations. Following the conclusion of this strategic review, the Company will update its stakeholders on the current state of affairs.

    About NEOPHARM, Inc.

    NEOPHARM, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. Additional information can be obtained by visiting NEOPHARM's Web site at www.neopharm.com.

    Forward Looking Statements - This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's strategic review of projects and operations, the Company's drug development programs, the initiation, progress and outcomes of clinical trials of the Company's drug product candidates, projections regarding cash used in operations, financial projections, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, regulatory approval, production, and marketing of the Company's drug and non-drug compounds including, but not limited to the Company's ability to pursue additional testing of CINTREDEKIN BESUDOTOX and the liposomal technology drug product candidates including, but not limited to, LEP-ETU, uncertainty regarding the outcomes of ongoing or proposed FDA studies, uncertainty regarding the availability of third party production capacity, the Company's financial guidance and projections, the Company's ability to evaluate the strategic alternatives available to the Company and to cut back on its funding of certain of its development projects in order to conserve its cash resources, the ability of the Company to procure additional future sources of financing, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds, including, but not limited to, CINTREDEKIN BESUDOTOX and the liposomal technology drug product candidates, that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products, including, but not limited to, CINTREDEKIN BESUDOTOX and the liposomal technology drug product candidates, the uncertainty of patent protection for the Company's intellectual property or trade secrets, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release, and in the Company's most recent annual report on Form 10-K for the calendar year ended December 31, 2006, as updated in its quarterly reports on Form 10-Q. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.



                            NEOPHARM, INC.

           Condensed Consolidated Statements of Operations
         Three Months Ended March 31, 2007 and March 31, 2006
                             (Unaudited)

                                              Three Months Ended
                                         -----------------------------
                                         March 31, 2007 March 31, 2006
                                         -------------- --------------

Product revenue                                     $-         $1,000
                                         -------------- --------------
Total revenue                                        -          1,000

Expenses:
  Research and development                   3,007,000      5,844,000
  Selling, general, and administrative       2,859,000      3,045,000
  Change in fair value of derivative
   financial instruments                         2,000       (543,000)
                                         -------------- --------------
    Total expenses                           5,868,000      8,346,000
                                         -------------- --------------
Loss from operations                        (5,868,000)    (8,345,000)

Interest income                                415,000        666,000
                                         -------------- --------------
Net loss                                   $(5,453,000)   $(7,679,000)
                                         ============== ==============
Net loss per share --
  Basic and diluted                             $(0.19)        $(0.28)
                                         ============== ==============
Weighted average shares outstanding --
  Basic and diluted                         28,080,478     27,317,829
                                         ============== ==============


                         Balance Sheet Data:
                             (Unaudited)

                                           March 31,     December 31,
                                              2007           2006
                                         -------------- --------------

Cash, cash equivalents and short-term
 investments                               $28,854,000    $38,587,000
Total assets                               $30,754,000    $40,689,000
Current liabilities                         $4,967,000     $9,577,000
Accumulated deficit                      $(266,686,000) $(261,233,000)
Total stockholders' equity                 $23,558,000    $28,871,000



    CONTACT: Ashton Partners
             Victoria Paris
             vparis@ashtonpartners.com
             312-553-6715